UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2011

VIRTUSA CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33625	04-3512883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 West Park Drive Westborough, Massachusetts	01581
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 389-7300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders

Virtusa Corporation (the “Company”) held its annual meeting of stockholders on Thursday, September 8, 2011 at the Company’s offices in Westborough, Massachusetts to consider and vote on the matters listed below. The proposals are described in detail in the Company’s Proxy Statement filed with the Securities and Exchange Commission on July 27, 2011.  The matters voted upon and the final voting results from the meeting are as set forth below:

Proposal 1

Votes regarding the election of the persons named below as class I directors to the board of directors, each to serve for a three year term or until a successor is elected or qualified or until his earlier resignation or removal, were as follows:

Number of Votes

DIRECTOR NOMINEE	FOR	WITHHELD	NON VOTES

Robert Davoli	19,669,799	269,538	1,290,194
William K. O’Brien	19,852,849	86,488	1,290,194
Al-Noor Ramji	19,886,876	52,461	1,290,194

Proposal 2

Votes to approve of the Company’s Executive Variable Cash Compensation Plan, as amended and restated, were as follows:

Number of Votes

FOR	AGAINST	ABSTAIN	NON VOTES

19,754,444	179,082	5,811	1,290,194

Proposal 3

Votes regarding the ratification of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2012 were as follows:

Number of Votes

FOR	AGAINST	ABSTAIN

21,216,815	10,217	2,499

Proposal 4

Votes regarding the non-binding, advisory proposal approving the compensation of the Company’s named executive officers were as follows:

Number of Votes

FOR	AGAINST	ABSTAIN	NON VOTES

19,858,489	68,857	11,991	1,290,194

Proposal 5

Votes regarding the non-binding, advisory proposal on the frequency of holding the advisory vote on the compensation of the Company’s named executive officers were as follows:

Number of Votes

ONE YEAR	TWO YEAR	THREE YEAR	ABSTAIN	NON VOTES

19,101,168	191,102	645,352	1,715	1,290,194

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Virtusa Corporation

Date: September 13, 2011	By:	/s/ Ranjan Kalia
Ranjan Kalia
Chief Financial Officer
(Principal Financial and Accounting Officer)